Exhibit 99(b)

PACIFICORP

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF ALL OUTSTANDING

$350,000,000 6.10% FIRST MORTGAGE BONDS DUE 2036

IN EXCHANGE FOR
REGISTERED

$350,000,000 6.10% FIRST MORTGAGE BONDS DUE 2036

Registered holders of $350,000,000 6.10% First Mortgage Bonds due 2036 (the “Original Bonds”) must use this form, or one substantially equivalent hereto, to accept the Exchange Offer of PacifiCorp (the “Company”) and to tender to the Exchange Agent pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” of the Company’s prospectus dated              , 2007 and in Instruction 2 to the related letter of transmittal, if (i) certificates for the Original Bonds are not immediately available or (ii) time will not permit the letter of transmittal or other required documents to reach the Exchange Agent (as defined below), or compliance with applicable procedures under DTC’s automated tender offer program prior to the Expiration Date (as defined below) of the Exchange Offer. Any holder who wishes to tender Original Bonds pursuant to such guaranteed delivery procedures must ensure that The Bank of New York, as exchange agent (the “Exchange Agent”), receives this notice of guaranteed delivery, properly completed and duly executed, prior to the Expiration Date of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the letter of transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON         , 2007, UNLESS EXTENDED (THE “EXPIRATION DATE”). BONDS TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

The Bank of New York

By Mail (Registered or Certified Mail	By Facsimile Transmission
Recommended), Overnight Courier or Hand:	(for Eligible Institutions Only):	Confirm by Telephone:

The Bank of New York	(212) 298-1915	(212) 815-2742
Corporate Trust Operations Reorganization Unit
101 Barclay Street, 7 East
New York, New York 10286
Reference: PacifiCorp

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS NOTICE OF GUARANTEED DELIVERY SHOULD BE READ CAREFULLY BEFORE THE NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space in the box provided on the letter of transmittal for guarantee of signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, in accordance with the Company’s offer, upon the terms and subject to the conditions set forth in the prospectus and the related letter of transmittal, receipt of which is hereby acknowledged, the principal amount of Original Bonds set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures” and in Instruction 2 of the letter of transmittal.

The undersigned hereby tenders the Original Bonds listed below:

Certificate Number(s) (if known)
of Original Bonds or	Aggregate Principal Amount	Aggregate Principal Amount
Account Number at the DTC	Represented	Tendered*

PLEASE SIGN AND COMPLETE

Names of Record Holder(s):	Signature(s):

Address:

(Include Zip Code)
Area Code and Telephone Number:
Dated:	, 2007

*       Unless otherwise indicated, any tendering holder of the Original Bonds will be deemed to have tendered the entire aggregate principal amount represented by such Original Bonds. All tenders must be in integral multiples of $1,000 and in minimum denominations of $2,000 and untendered Original Bonds may only be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

THIS NOTICE OF GUARANTEED DELIVERY MUST BE SIGNED BY THE REGISTERED HOLDER(S) OF ORIGINAL BONDS EXACTLY AS THE NAME(S) OF SUCH PERSONS(S) APPEAR(S) ON CERTIFICATES FOR ORIGINAL BONDS OR ON A SECURITY POSITION LISTING AS THE OWNER OF ORIGINAL BONDS, OR BY PERSON(S) AUTHORIZED TO BECOME HOLDER(S) BY ENDORSEMENT AND DOCUMENTS TRANSMITTED WITH THIS NOTICE OF GUARANTEED DELIVERY. IF SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON MUST PROVIDE THE FOLLOWING INFORMATION:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:
Address(es):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or a trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17(A)(d)-15 under the Securities Exchange Act of 1934, hereby guarantees deposit with the Exchange Agent of the letter of transmittal (or facsimile thereof or agent’s message in lieu thereof), together with the Original Bonds in proper form for transfer (or confirmation of the book-entry transfer of such Original Bonds into the Exchange Agent’s account at DTC described in the prospectus under the captions “The Exchange Offer” and “Procedures for Tendering” and in the letter of transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

Name of Firm:
(Authorized Signature)
Address:		Name:
Title:
	(Include Zip Code)		(Please Type or Print)
Area Code and Telephone Number:
		Dated:	, 2007

DO NOT SEND ORIGINAL BONDS WITH THIS FORM. ACTUAL SURRENDER OF ORIGINAL BONDS MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this notice of guaranteed delivery (or facsimile hereof or an agent’s message and notice of guaranteed delivery in lieu hereof) and any other documents required by this notice of guaranteed delivery with respect to the Original Bonds must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date of the Exchange Offer. Delivery of such notice of guaranteed delivery may be made by facsimile transmission, mail or hand delivery. THE METHOD OF DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND ANY OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the letter of transmittal.

2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this notice of guaranteed delivery (or facsimile hereof) is signed by the registered holder(s) of the Original Bonds referred to herein, the signature(s) must correspond exactly with the name(s) as written on the face of the Original Bonds without alteration, enlargement or any change whatsoever. If this notice of guaranteed delivery (or facsimile hereof) is signed by a participant in the DTC whose name appears on a security position listing as the owner of the Original Bonds, the signature must correspond with the name as it appears on the security position listing as the owner of the Original Bonds.

If this notice of guaranteed delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Original Bonds listed or a participant of the DTC, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Original Bonds or signed as the name(s) of the participant appears on the DTC’s security position listing.

If this notice of guaranteed delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit herewith evidence satisfactory to the Exchange Agent of such person’s authority to so act.

3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance with respect to exchange offer procedures and requests for additional copies of the prospectus and this notice of guaranteed delivery may be directed to the Exchange Agent at the address set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.